Exhibit 99.1
Open Lending Reports Fourth Quarter and Full Year 2025 Financial Results

AUSTIN, Texas, March 12, 2026 – Open Lending Corporation (Nasdaq: LPRO) (the “Company” or “Open Lending”), a leading provider of lending enablement and risk analytics solutions for financial institutions, today reported financial results for its fourth quarter and full year ended December 31, 2025.
“I am proud to conclude my first year as Chief Executive Officer, during which we made meaningful progress across all key areas of the business,” said Jessica Buss, Chief Executive Officer of Open Lending. “In 2025, we delivered strong revenue and adjusted EBITDA in our core business while reducing volatility with a materially flat profit share change in estimate. Throughout the year, we remained focused on disciplined underwriting and disciplined pricing, ensuring we selected the right business at the right price with the appropriate risk profile. We believe this approach strengthens our foundation and positions us for sustainable, profitable growth in 2026.

“In addition, with the launch of the ApexOne Auto platform, we expanded our capabilities to the full auto credit spectrum, moving Open Lending beyond a single-product company and enabling us to operate as a full-scope lending platform. We believe these initiatives position us to deliver durable performance across credit cycles and provide consistent growth for our shareholders and customers.”
Three Months Ended December 31, 2025 Highlights
•The Company facilitated 19,308 certified loans during the fourth quarter of 2025, compared to 26,065 certified loans in the fourth quarter of 2024.
•Total revenue was $19.3 million during the fourth quarter of 2025, compared to $(56.9) million in the fourth quarter of 2024. The fourth quarter of 2025 was impacted by an insignificant change in estimated profit share revenues related to business in historic vintages as compared to a reduction of $81.3 million in the fourth quarter of 2024.
•Gross profit was $14.7 million during the fourth quarter of 2025, compared to gross loss of $63.2 million in the fourth quarter of 2024.
•Net income was $1.7 million during the fourth quarter of 2025, compared to net loss of $144.4 million in the fourth quarter of 2024. The fourth quarter of 2024 was negatively impacted by the recording of a valuation allowance on our deferred tax assets of $86.1 million, which increased our income tax expense during the period.
•Adjusted EBITDA was $2.8 million during the fourth quarter of 2025, compared to $(75.9) million in the fourth quarter of 2024.
Twelve Months Ended December 31, 2025 Highlights
•The Company facilitated 97,348 certified loans during the year ended December 31, 2025, compared to 110,652 certified loans in the prior year.
•Total revenue was $93.2 million during the year ended December 31, 2025, compared to $24.0 million in the prior year. The year ended December 31, 2025 was impacted by an increase of $0.4 million in estimated profit share revenues related to business in historic vintages as compared to a reduction of $96.1 million in the prior year.
•Gross profit was $71.7 million during the year ended December 31, 2025, compared to $0.2 million in the prior year.
•Net loss was $4.2 million during the year ended December 31, 2025, compared to $135.0 million in the prior year.
•Adjusted EBITDA was $15.6 million during the year ended December 31, 2025, compared to $(55.0) million in the prior year.

Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure is provided in the financial table included at the end of this press release. An explanation of this measure and how it is calculated is also included under the heading “Non-GAAP Financial Measures.”

Business Highlights
•Credit unions and banks represented 17,254, or 89.4%, of certified loans in the fourth quarter of 2025, compared to 22,260, or 85.4%, in the fourth quarter of 2024.
•Average profit share revenue per certified loan was $322 in the fourth quarter of 2025, compared to $314 in the fourth quarter of 2024.
•Average program fee revenue per certified loan was $564 in the fourth quarter of 2025, compared to $536 in the fourth quarter of 2024.
•In November 2025, the Company announced the launch of ApexOne Auto, an advanced decisioning platform that supports loans made to prime borrowers.
•In December 2025, the Company made a voluntary principal debt repayment of $48.0 million.

Financial Outlook
The Company is currently providing the following financial outlook for the first quarter and full year 2026:
•Total certified loans expected to be between 20,000 and 21,000 for the first quarter of 2026.
•Total certified loans expected to be between 100,000 and 110,000 for the full year 2026.
•Adjusted EBITDA expected to be between $25 to $29 million for the full year 2026.

The guidance provided includes forward-looking statements within the meaning of U.S. securities laws. See “Forward-Looking Statements” below. The financial outlook above includes forward-looking non-GAAP financial information. A reconciliation of non-GAAP guidance for adjusted EBITDA to the corresponding GAAP net income is not available on a forward-looking basis without unreasonable effort because the exclusions can be uncertain or difficult to predict. The actual amount of these exclusions may have a significant impact on the Company’s GAAP net income.
Open Lending will host a conference call to discuss the fourth quarter and full year 2025 financial results on March 12, 2026 at 5:00 pm ET. The conference call will be webcast live from the Company's investor relations website at https://investors.openlending.com/ under the “Events” section. The conference call can also be accessed live over the phone by dialing (833) 316-1983, or for international callers (785) 838-9310, in each case using access code LENDING. An archive of the webcast will be available at the same location on the website shortly after the call has concluded.
About Open Lending
Open Lending (Nasdaq: LPRO) provides loan analytics, risk-based pricing, risk modeling and default insurance to auto lenders throughout the United States. For 25 years, we have been empowering financial institutions to create profitable auto loan portfolios with less risk and more reward. For more information, please visit www.openlending.com.
Forward-Looking Statements
This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements related to the Company's new loan measures, lender profitability, volatility, market trends, consumer behavior and demand for automotive loans, as well as future financial or operating performance under the heading "Financial Outlook" above. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “on track,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions and on the current expectations of the Company’s management and are not guarantees of actual results. Actual results may differ materially from those expressed or implied by these forward-looking statements due to a number of risks and uncertainties, including general economic, market, political and business conditions; applicable taxes, inflation, tariffs, supply chain disruptions including global hostilities and responses thereto, interest rates and the regulatory environment; the outcome of judicial proceedings to which Open Lending may become a party; and other risks discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2025. There may be additional risks that the Company presently does not know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. Subsequent events and developments may cause the Company's assessments to change, but, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Non-GAAP Financial Measures
The non-GAAP financial measures included in this press release are financial information that has not been prepared in accordance with GAAP. Adjusted EBITDA and Adjusted EBITDA margin are used by the Company to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, the Company believes these measures provide useful information to investors and others in understanding and evaluating its operating results in the same manner as its management and board of directors. In addition, the Company believes these measures provide useful analysis for period-to-period comparisons of its business, as they remove the effect of certain non-cash items and certain non-recurring variable charges.
Beginning in the quarter ended June 30, 2025, the Company updated the presentation of Adjusted EBITDA to exclude interest income as the Company believes the exclusion of interest income better aligns its presentation with comparable companies. In addition, beginning in the quarter ended September 30, 2025, the Company updated the presentation of Adjusted EBITDA to exclude certain other non-recurring expenses that do not contribute directly to management’s evaluation of its operating results. Prior periods presented have been conformed to the current period presentation.
Adjusted EBITDA is defined as GAAP net income (loss) excluding interest expense (income), income tax expense (benefit), depreciation expense of property and equipment, amortization expense of capitalized software development costs, share-based compensation expense, loss on extinguishment of debt and certain other non-recurring expenses that do not contribute directly to management’s evaluation of its operating results. Adjusted EBITDA margin is defined as Adjusted EBITDA expressed as a percentage of total revenue.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measure provided in the financial statement tables included below in this press release.
Investor Relations Contact:
InvestorRelations@openlending.com

OPEN LENDING CORPORATION
Consolidated Balance Sheets
(Unaudited)
(In thousands, except share data)

	December 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$176,614	$243,164
Restricted cash	11,604	10,760
Accounts receivable, net	3,653	5,055
Current contract assets, net	22,186	9,973
Income tax receivable	3,214	3,558
Other current assets	5,416	3,215
Total current assets	222,687	275,725
Property and equipment, net	458	729
Capitalized software development costs, net	4,046	5,386
Operating lease right-of-use assets, net	3,063	3,878
Contract assets	2,893	5,094
Other assets	3,532	5,556
Total assets	$236,679	$296,368
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$446	$953
Accrued expenses	8,699	5,166
Current portion of debt	7,500	7,500
Third-party claims administration liability	11,706	10,797
Current portion of excess profit share receipts	18,672	19,346
Other current liabilities	2,235	3,490
Total current liabilities	49,258	47,252
Long-term debt, net of deferred financing costs	77,266	132,217
Operating lease liabilities	2,382	3,273
Excess profit share receipts	27,574	28,210
Other liabilities	5,239	7,329
Total liabilities	161,719	218,281
Stockholders’ equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized and none issued and outstanding	—	—
Common stock, $0.01 par value; 550,000,000 shares authorized, 128,198,185 shares issued and 117,660,648 shares outstanding as of December 31, 2025 and 128,198,185 shares issued and 119,350,001 shares outstanding as of December 31, 2024	1,282	1,282
Additional paid-in capital	497,663	502,664
Accumulated deficit	(332,995)	(328,759)
Treasury stock at cost, 10,537,537 shares at December 31, 2025 and 8,848,184 shares at December 31, 2024	(90,990)	(97,100)
Total stockholders’ equity	74,960	78,087
Total liabilities and stockholders’ equity	$236,679	$296,368

OPEN LENDING CORPORATION
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenue
Program fees	$10,853	$13,734	$54,340	$57,040
Profit share	6,193	(73,160)	29,362	(43,123)
Claims administration and other service fees	2,299	2,502	9,515	10,107
Total revenue	19,345	(56,924)	93,217	24,024
Cost of services	4,644	6,265	21,555	23,855
Gross profit (loss)	14,701	(63,189)	71,662	169
Operating expenses
General and administrative	9,167	10,549	53,091	43,867
Selling and marketing	2,832	3,958	14,800	17,218
Research and development	1,945	861	8,777	4,462
Total operating expenses	13,944	15,368	76,668	65,547
Operating income (loss)	757	(78,557)	(5,006)	(65,378)
Interest expense	(2,222)	(2,849)	(9,662)	(11,317)
Interest income	2,097	2,812	9,317	12,090
Other income (expense), net	(203)	—	(18)	—
Income (loss) before income taxes	429	(78,594)	(5,369)	(64,605)
Income tax expense (benefit)	(1,253)	65,842	(1,133)	70,405
Net income (loss)	$1,682	$(144,436)	$(4,236)	$(135,010)
Net income (loss) per common share
Basic	$0.01	$(1.21)	$(0.04)	$(1.13)
Diluted	$0.01	$(1.21)	$(0.04)	$(1.13)
Weighted average common shares outstanding
Basic	117,943	119,332	118,603	119,180
Diluted	118,105	119,332	118,603	119,180

OPEN LENDING CORPORATION
Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities
Net income (loss)	$(4,236)	$(135,010)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Share-based compensation	7,043	8,677
Depreciation and amortization	2,410	1,674
Amortization of deferred financing costs	413	427
Non-cash operating lease cost	814	705
Deferred income taxes	—	70,113
Loss on extinguishment of debt	203	—
Other	(177)	127
Changes in operating assets & liabilities:
Accounts receivable, net	1,402	(439)
Contract assets, net	(10,012)	14,247
Excess profit share receipts	(1,310)	47,556
Other current and non-current assets	(1,681)	(429)
Accounts payable	(507)	578
Accrued expenses	3,521	(2,473)
Income tax receivable, net	1,074	4,198
Operating lease liabilities	(773)	(624)
Third-party claims administration liability	909	4,333
Other current and non-current liabilities	(2,287)	3,938
Net cash provided by (used in) operating activities	(3,194)	17,598
Cash flows from investing activities
Purchase of property and equipment	(56)	(165)
Capitalized software development costs	(974)	(3,731)
Net cash used in investing activities	(1,030)	(3,896)
Cash flows from financing activities
Payments on term loans	(55,500)	(4,688)
Shares repurchased	(4,886)	—
Payment of excise tax on shares repurchased	—	(314)
Shares withheld for taxes related to restricted stock units	(1,096)	(1,445)
Net cash used in financing activities	(61,482)	(6,447)
Net change in cash and cash equivalents and restricted cash	(65,706)	7,255
Cash and cash equivalents and restricted cash at the beginning of the period	253,924	246,669
Cash and cash equivalents and restricted cash at the end of the period	$188,218	$253,924

Supplemental disclosure of cash flow information:
Interest paid	$9,283	$12,590
Income tax paid (refunded), net	(2,208)	(3,907)

OPEN LENDING CORPORATION
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except margin data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income (loss)	$1,682	$(144,436)	$(4,236)	$(135,010)
Non-GAAP adjustments:
Interest (income) expense, net	125	37	345	(773)
Income tax expense (benefit)	(1,253)	65,842	(1,133)	70,405
Depreciation and amortization expense	653	393	2,410	1,674
Share-based compensation	1,417	2,269	7,043	8,677
Loss on extinguishment of debt	203	—	203	—
Other non-recurring expense(1)	—	—	11,000	—
Total adjustments	1,145	68,541	19,868	79,983
Adjusted EBITDA	$2,827	$(75,895)	$15,632	$(55,027)
Adjusted EBITDA margin	15%	133%	17%	(229)%
(1) For the year ended December 31, 2025, the adjustment for other non-recurring expense includes a one-time payment of $11.0 million made pursuant to an amendment to a reseller agreement in exchange for the extinguishment of certain rights to ongoing compensation and the revision of the schedule of referral fees payable. This payment was solely in exchange for such modification of compensation rights and is not conditioned upon, nor related to, any future performance or obligations of either party.